Exhibit 10.1

***  Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

JOINT VENTURE MASTER AGREEMENT

THIS JOINT VENTURE MASTER AGREEMENT, dated June 11, 2010 (this “Master Agreement”), is entered into by COMVERGE, INC., a Delaware corporation (“Comverge”); and PROJECTS INTERNATIONAL, INC., a District of Columbia corporation (“PI”).

BACKGROUND

Comverge and PI have determined that they would benefit from a strategic alliance arrangement between their respective organizations under which the parties will identify and jointly pursue opportunities for demand response, smartgrid and energy efficiency projects in the specific countries identified in this Master Agreement.  PI, directly or through its designated Affiliate, will have primary responsibility for identifying, pursuing, negotiating, and executing such projects in the identified countries, and Comverge will provide key operations consulting, hardware and software technology, marketing support, trade name and intellectual property licensing as contemplated under this Master Agreement.

Defined terms used in this Master Agreement have the meaning specified in Exhibit A (Defined Terms).

The Parties agree as follows:

1.
Local Country Joint Venture Entities.  PI will *** in the Territory.  The Parties anticipate that if they mutually agree to pursue a Project in a country in the Territory, then the Parties (or their respective Affiliates) will form a joint venture entity in such country (each, a “Local Country JV Entity”) to execute the Project (if a Local Country JV Entity does not already exist in that country).  PI (or a PI Affiliate) will *** of each Local Country JV Entity, and Comverge (or a Comverge Affiliate) will *** of each Local Country JV Entity.  The Parties will mutually agree upon the precise legal structure of the Local Country JV Entity in each case (which could include a local office of a regional legal entity), taking into account relevant legal, tax, accounting, regulatory and other issues affecting the structure of the Local Country JV Entity.  Each Local Country JV Entity will incorporate, at a minimum, the terms and conditions (including control and governance rights) set forth on Exhibit B (Local Country JV Entities).

2.	Territory.

(a)	The territory for this Master Agreement (the “Territory”) will consist of

i.	*** (defined as those countries listed on Exhibit C (Territory) as the “***”),

ii.	*** (defined as those countries listed on Exhibit C (Territory) as the “***”),

iii.	*** (defined as those countries listed on Exhibit C (Territory) as the “***”), and

iv.	*** (defined as those countries listed on Exhibit C (Territory) as the “***”).

(b)
The Parties intend that if PI is successful at identifying and contracting for Projects within a particular Country Group (e.g., in the ***), then the Territory will be expanded to include other countries within the region.  PI may propose to Comverge an expansion of the Territory to include other countries within the applicable region.  Any such proposal must be accompanied by a detailed business plan for the additional country or countries.  Any such proposal to add a country or countries to the Territory will be subject to the prior written approval of Comverge, in its sole discretion.  If the Parties mutually agree to modify the Territory, they will update Exhibit C (Territory) accordingly.

3.	Exclusivity.

(a)
During the applicable Term for each Country Group (as specified in Section 9), PI will have the exclusive right to pursue Projects in the countries included in that Country Group through a Local Country JV Entity.  However, if Comverge proposes a Project in the Territory and PI elects not to pursue the Project, then Comverge may pursue that Project in the Territory independently (i.e., outside of this Master Agreement and the Local Country JV Entity).

(b)
During the applicable Term for each Country Group (as specified in Section 9) ***, neither PI nor any PI Affiliate will engage in any Competitive Business in any of the countries in the respective Country Group.  However, if Comverge terminates this Agreement with respect to a particular country in a Country Group in accordance with Section 9, then the foregoing restriction will apply in the affected country only during the Term applicable to that country (and not ***).  In addition, as of the Effective Date, each of Chas. Freeman, Jr. and Peter J.C. Young will enter into a non-competition agreement with the business of Comverge in the Territory, in form satisfactory to Comverge.  The provisions of this Section 3(b) will apply even if Comverge has elected not to pursue a Project proposed by PI.  Competitive products and services will include products and services that compete with new products and services offered by Comverge after the Effective Date.  However, if Local Country JV Entities begin dealing in products and services that were not competitive at the time originally offered by the Local Country JV Entity, but Comverge subsequently launches a product or service that competes, the Local Country JV Entity will not be deemed in breach of this Section 3(b) (unless Comverge has previously advised PI of the impending launch of the Comverge product or service).

(c)	The Parties will each be free to pursue projects in countries outside of the Territory either directly, through other alliances, or through third parties (e.g., partners, distributors or resellers).

(d)
Neither PI nor any PI Affiliates will have the right to offer, sell, market, distribute or promote any of the products or services of Comverge outside of the Territory either during the Term or at any time thereafter.

4.
Provision of Project Products and Services by Comverge.  Comverge will provide products and services for Projects in the Territories at *** for municipal and co-operative utility customers in the United States.  Comverge will enter into a Comverge Master Products and Services Agreement with the Local Country JV Entity providing the terms and conditions under which such Comverge products and services will be provided to the Project.  Certain products and services to be provided by Comverge, and the terms and conditions applicable to those products and services (including pricing and payment terms as of the date of this Agreement), are set forth in Exhibit D (Comverge Products and Services).  The pricing set forth in Exhibit D represents *** Comverge Products and Services as of the Effective Date and is***.  ***.

5.
Services to be Provided by PI.  In consideration of its ***, PI or a PI Affiliate will provide the following services with respect to each Project either directly or through each respective Local Country JV Entity:

(a)	***

(b)	***

(c)	***

(d)	***

(e)	***

(f)	***

(g)	***

(h)	***

If PI or PI Affiliates require assistance from Comverge to perform any of the functions specified in this Section 5, then Comverge will have the right to be compensated for such assistance in accordance with the terms of Section 4 and Exhibit D (Comverge Products and Services), and if such function is not contemplated in Section 4 or Exhibit D (Comverge Products and Services), then the Parties will mutually agree on the compensation to be paid to Comverge.

The costs and expenses incurred in connection with the conduct of the Local Country JV Entity’s business will be borne by the Local Country JV Entity to the extent that such costs and expenses are included in an approved Budget for the Local Country JV Entity.

6.
Confidentiality.  Any confidential or proprietary information shared among the parties in connection with this Master Agreement or any Project will be subject to the restrictions and obligations set forth in Exhibit E (Confidentiality).

7.
Intellectual Property Rights.  As between Comverge and PI, each Party will retain ownership of any intellectual property owned by it prior to the date of this Master Agreement or subsequently developed or acquired by it outside the scope of this Master Agreement.  In addition, each Party will own any derivative works based upon that Party’s intellectual property rights, regardless of whether such derivatives are developed by that Party or another Party.  No licenses with respect to the intellectual property rights of any Party are being granted under this Master Agreement (nor may any such licenses be inferred), except as provided in the Trademark License.  The Parties do not anticipate any joint development of intellectual property in connection with this Master Agreement.  However, if the Parties do jointly develop any intellectual property in connection with this Master Agreement, then (1) if such jointly developed intellectual property constitutes a derivative work of any existing Comverge intellectual property, then Comverge will own all such jointly developed intellectual property and, if necessary, will license such jointly developed intellectual property to PI under reasonable license terms, and (2) if such jointly developed intellectual property is an original work (that is, it is not a derivative work of any existing Comverge intellectual property), then such new jointly developed intellectual property will be jointly owned and can be used by each party in accordance with the terms of a mutually agreed license agreement.  Each Party will, if requested by the other Party, execute all such assignments and other documents as necessary to confirm ownership of jointly developed intellectual property in accordance with the terms of this Section.

8.
Trademark License.  Comverge and PI will enter into a trademark license in the form attached as Exhibit F (the “Trademark License”).  PI agrees that it will comply with, and will cause each of the PI Affiliates to comply with, each of the terms of the Trademark License.  In addition, each Local Country JV Entity will enter into a joinder to the Trademark License and will be bound by the terms thereof.

9.	Term and Termination. The Term of this Master Agreement will commence upon the Effective Date and continue with respect to each Country Group as follows:

(a)
***.  The initial term with respect to the *** will continue in effect until the close of business on the Business Day immediately prior to the third (3rd) anniversary of the Effective Date, unless earlier terminated in accordance with this Section.  However, if, during the initial three (3) year term, the Parties enter into a Qualifying Customer Contract in one of the ***, then the term of this Master Agreement will automatically extend for the *** until it is superseded by another agreement or terminated pursuant to Section 12 or Section 13 of this Master Agreement.  If, however, after one (1) year following extension of the initial term with respect to the ***, a country within *** ceases to generate gross revenue for the Local Country JV Entity of at least *** for that country, or if the Local Country JV Entity is no longer actively pursuing Projects in that country (in either case, a “Non-Performing Country”), then Comverge will have the right to send written notice to PI that the performance standards for the Non-Performing Country have not been met and that the Non-Performing Country will be removed from the Territory (a “Non-Performance Notice”).  PI will have thirty (30) Business Days following receipt of the Non-Performance Notice to notify Comverge that PI wishes to cure the performance issue in the Non-Performing Country (a “Cure Notice”).  If PI fails to send a Cure Notice (or if PI agrees that the Non-Performing Country will be removed from the Territory), then the Non-Performing Country will be removed from the Territory (and Exhibit C (Territory) will be updated accordingly).  If PI sends a Cure Notice, but the Non-Performing Country fails to *** for the Local Country JV Entity in the twelve (12) month period following receipt of the Cure Notice, then the Non-Performing Country will be removed from the Territory, and Exhibit C (Territory) will be updated accordingly.

(b)
*** .  The initial term with respect to the *** will continue in effect until the close of business on the Business Day immediately prior to the first (1st) anniversary of the Effective Date, unless earlier terminated in accordance with this Section.  However, if, during the initial one (1) year term, the Parties establish a Local Country JV Entity or enter into a binding letter of intent for a Project contract with a minimum of 100 megawatts of delivered load reduction in one of the ***, then the term of the Master Agreement will automatically extend for the countries in *** until it is superseded by another agreement or terminated pursuant to Section 12 or Section 13 of this Master Agreement.  If, however, after one (1) year following the extension of the term with respect to***, a country included in *** ceases *** for that country, or if the Local Country JV Entity is no longer actively pursuing Projects in that country, then Comverge will have the right to send written notice to PI that the performance standards for the Non-Performing Country have not been met and that the Non-Performing Country will be removed from the Territory.  PI will have thirty (30) Business Days following receipt of the Non-Performance Notice to notify Comverge that PI wishes to cure the performance issue in the Non-Performing Country.  If PI fails to send a Cure Notice (or if PI agrees that the Non-Performing Country will be removed from the Territory), then the Non-Performing Country will be removed from the Territory (and Exhibit C (Territory) will be updated accordingly).  If PI sends a Cure Notice, but the Non-Performing Country *** for the Local Country JV Entity in the twelve (12) month period following receipt of the Cure Notice, then the Non-Performing Country will be removed from the Territory, and Exhibit C (Territory) will be updated accordingly.

(c)
***.  The initial term with respect to the*** will continue in effect until the close of business on the Business Day immediately prior to the first (1st) anniversary of the Effective Date, unless earlier terminated in accordance with this Section.  However, if, during the initial one (1) year term, the Parties establish a Local Country JV Entity or enter into a binding letter of intent for a Project contract with a minimum of 100 megawatts of delivered load reduction in one of the ***, then the term of this Master Agreement will automatically extend for the *** until it is superseded by another agreement or terminated pursuant to Section 12 or Section 13 of this Master Agreement.  If, however, after one (1) year following extension of the term with respect to the ***, a country within the *** ceases to generate gross revenue for the Local Country JV Entity of *** for that country, or if the Local Country JV Entity is no longer actively pursuing Projects in that country, then Comverge will have the right to send written notice to PI that the performance standards for the Non-Performing Country have not been met and that the Non-Performing Country will be removed from the Territory.  PI will have thirty (30) Business Days following receipt of the Non-Performance Notice to notify Comverge that PI wishes to cure the performance issue in the Non-Performing Country.  If PI fails to send a Cure Notice (or if PI agrees that the Non-Performing Country will be removed from the Territory), then the Non-Performing Country will be removed from the Territory (and Exhibit C (Territory) will be updated accordingly).  If PI sends a Cure Notice, but the Non-Performing Country fails to *** for the Local Country JV Entity in the twelve (12) month period following receipt of the Cure Notice, then the Non-Performing Country will be removed from the Territory, and Exhibit C (Territory) will be updated accordingly.

(d)
***.  The initial term with respect to the *** will continue in effect until the close of business on the Business Day immediately prior to the first (1st) anniversary of the Effective Date, unless earlier terminated in accordance with this Section.  However, if, during the initial one (1) year term, the Parties establish a Local Country JV Entity or enter into a binding letter of intent for a Project contract with *** in one of the ***, then the term of this Master Agreement will automatically extend for the *** until it is superseded by another agreement or terminated pursuant to Section 12 or Section 13 of this Master Agreement.  If, however, after one (1) year following extension of the term with respect to the ***, a country within the *** Country Group ceases to generate gross revenue for the Local Country JV Entity of at least ***, or if the Local Country JV Entity is no longer actively pursuing Projects in that country, then Comverge will have the right to send written notice to PI that the performance standards for the Non-Performing Country have not been met and that the Non-Performing Country will be removed from the Territory.  PI will have thirty (30) Business Days following receipt of the Non-Performance Notice to notify Comverge that PI wishes to cure the performance issue in the Non-Performing Country.  If PI fails to send a Cure Notice (or if PI agrees that the Non-Performing Country will be removed from the Territory), then the Non-Performing Country will be removed from the Territory (and Exhibit C (Territory) will be updated accordingly).  If PI sends a Cure Notice, but the Non-Performing Country fails to *** for the Local Country JV Entity in the twelve (12) month period following receipt of the Cure Notice, then the Non-Performing Country will be removed from the Territory, and Exhibit C (Territory) will be updated accordingly.

(e)
Material Default.  A material default by a Party is grounds for termination of this Master Agreement.  A Party alleging a material default must provide written notice (a “Default Notice”) to the other Party upon any indication of material default by the other Party of any of its material obligations under this Master Agreement or any of the Transaction Documents, and the receiving Party will have thirty (30) days to cure the alleged default.  If the Party receiving a Default Notice disputes the existence of a material default (or disputes its failure to cure a material default), then the dispute will first be subject to internal escalation in accordance with Section 11.  If the Parties are unable to resolve the dispute pursuant to Section 11, then the dispute will be resolved in accordance with Section 24.   Termination of this Master Agreement as a result of a material default will not terminate any Customer Contracts that, as of the Termination Date, have been entered into by the Parties or their Affiliates or any Local Country JV Entity, which will remain in effect until terminated pursuant to the terms set forth in the applicable Customer Agreement.

(f)
Exercise of Option Rights under Section 12.  If Comverge exercises its rights under Section 12 with respect to the Local Country JV Entities, then this Master Agreement will terminate upon consummation of the purchase of PI’s equity interests in the Local Country JV Entities.  However, any agreements between Comverge and the Local Country JV Entities and any Customer Contracts in existence at the time of such termination of this Master Agreement will continue in accordance with their respective terms.

(g)
Exercise of Option Rights under Section 13.   If either Party exercises its rights under Section 13 with respect to any Local Country JV Entity, then this Master Agreement will terminate as to that Local Country JV Entity and each country within the Territory in which that Local Country JV Entity operates, upon consummation of the purchase of the other Party’s equity interest in that Local Country JV Entity.  This Master Agreement will continue in effect with respect to the Local Country JV Entities that are not acquired (if any).    Moreover, any agreements between Comverge and the Local Country JV Entities and any Customer Contracts in existence at such time will continue in accordance with their respective terms.  If PI acquires the interest of Comverge in a Local Country JV Entity pursuant to Section 13, then the obligations of Comverge under Section 3(a) and Section 4 will survive such termination with respect to the affected portion of the Territory in accordance with the terms of this Agreement.

(h)
Actions upon Termination under Section 9(a), (b), (c) or (d).  If this Master Agreement terminates with respect to any Country Group or country within a Country Group pursuant to Sections 9(a), (b), (c), or (d), and there is a Local Country JV Entity in the affected country or countries, then the existing Local Country JV Entity will continue to exist and will be responsible for executing any Customer Contracts to which it is a party as of the time of such termination in accordance with the terms of such Customer Contracts.  However, Comverge will have no further exclusivity obligations under Section 3 in the affected country or countries and will be free to pursue all future Projects directly or in conjunction with third parties.  In addition, Comverge will have the option to deliver a Triggering Notice in accordance with Section 13(a), and the Parties will thereafter follow the buy/sell process provided for in Section 13(b) through 13(e).

(i)	Survival of Provisions. The provisions of Sections 3(b), 6, 7, 8, 9, 10, 11, and Sections 15 through 25, will survive any termination of this Master Agreement, unless otherwise agreed.

10.
Covenant Not to Hire Employees.  Prior to the Termination Date and for***, neither PI nor any PI Affiliate (in such capacity, the “Hiring Party”) will, directly or indirectly, without the written consent of Comverge (in its sole discretion), and whether or not for compensation, either on the Hiring Party’s own behalf or in any other capacity knowingly:

(a)
solicit, persuade, encourage, or induce any employee of Comverge or any Comverge Affiliate (or any consultant, sales agent, contract programmer, or other independent agent who is retained on a full-time or substantially full-time basis by Comverge or any Comverge Affiliate and  who is involved with the activities contemplated under this Master Agreement) to cease his employment with or retention by Comverge or one of the Comverge Affiliates; or

(b)
employ, or retain as a consultant or contractor, or cause to be so employed or retained, or enter into a business relationship with any person who (i) is an employee of Comverge or one of the Comverge Affiliates, (ii) has been employed by Comverge or one of the Comverge Affiliates at any time within *** of such act, (iii) is a consultant, sales agent, contract programmer, or other independent agent retained on a full-time or substantially full-time basis by Comverge or one of the Comverge Affiliates, or (iv) has been retained on a full-time or substantially full-time basis by Comverge or one of the Comverge Affiliates as a consultant, sales agent, contract programmer, or other independent agent at *** of such act.

General solicitations of employees by PI or PI Affiliates (e.g., in trade journals or on-line job postings) will not constitute a breach of this Section 10 so long as PI or the PI Affiliate does not hire a Comverge employee or consultant (or former Comverge employee or consultant) who responds to such general solicitation.

PI acknowledges that the provisions of this Section are a material inducement to Comverge in entering into this Master Agreement and that Comverge is relying on the enforceability of such provisions.

11.	Internal Escalation of Disputes.

(a)
The Parties will first seek to resolve any dispute through a good faith internal escalation process.  If either Party believes that a dispute exists, that Party will deliver written notice of the dispute (a “Dispute Notice”) to the General Counsel of Comverge or to the President of PI (or his designee), as appropriate.  The General Counsel of Comverge and the President of PI (or his designee) will meet in person or by telephone as soon as practicable in a good faith effort to resolve the dispute.

(b)
If the dispute cannot be resolved by the General Counsel of Comverge and the President of PI (or his designee) within ten (10) Business Days after either Party delivers a Dispute Notice, then either Party will have the right to submit the Dispute to the CEO of Comverge and the Chairman of PI for resolution.   The CEO of Comverge and the Chairman of PI will meet in person or by telephone as soon as practicable in a good faith effort to resolve the dispute within ten (10) Business Days following escalation of the dispute to them for resolution.

(c)	If the Parties are unable to resolve a dispute pursuant to the foregoing escalation process, they will be free to pursue any available legal or equitable remedies.

12.
Comverge Buyout of Equity Interest in Local Country JV Entities.  If Comverge undergoes a Change of Control Transaction, then Comverge, or its successor entity, shall have the right and option to purchase the equity interests of PI or a PI Affiliate in all Local Country JV Entities created as a result of this Master Agreement.  Such option must be exercised by Comverge or its successor, if at all, *** the consummation of the Change of Control Transaction.  The purchase price payable for such equity interests in each Local Country JV Entity ***.  If a local country partner owns an equity interest in the Local Country JV Entity, then the repurchase right under this Section 12 will not apply to the interest in the Local Country JV Entity held by the local country partner.

(a)
The “Local Country JV Entity ***” will be *** for the Local Country JV Entity, determined in good faith based upon the original financial model for the Local Country JV Entity and the approved Budget for the Local Country JV Entity for ***.

(b)	“***” means the ***, for the fiscal year beginning after December 31st of the year any binding definitive agreement is executed with respect to a Change of Control Transaction.

(c)	The “***” will be ***.

(d)	***.

(e)	The option provided for in this Section 12 may be exercised with respect to all (but not less than all) of the Local Country JV Entities.

13.	Mutual Buy/Sell.

(a)
Triggering Notice.  At any time following *** of the Effective Date either Party (the “Triggering Party”) may deliver a written notice (a “Triggering Notice”) to the other Party (the “Responding Party”) stating: (i) its intent to commence a purchase or sale of the equity interests in one or more (or all) Local Country JV Entities under this Section, and (ii) the per-share price (the “Per-Share Buy/Sell Price”) which will be applicable to such transaction.

(b)
Response Notice.  Within *** of the delivery of a Triggering Notice, the Responding Party shall deliver a written notice (the “Response Notice”) to the Triggering Party stating whether the Responding Party has elected: (i) to purchase the entirety of the Triggering Party’s equity interests in the Local Country JV Entities at the Per-Share Buy/Sell Price, or (ii) to sell the entirety of its equity interests in the Local Country JV Entities to the Triggering Party at the Per-Share Buy/Sell Price.

(c)
Cure Period.  If no Response Notice is delivered *** of a Triggering Notice, the Triggering Party shall deliver a written notice (the “Cure Period Notice”) to the Responding Party stating that the Responding Party has failed to deliver a Response Notice and stating that the Responding Party has *** of the Cure Period Notice (the “Cure Period”) to deliver a Response Notice to the Triggering Party.  If the Responding Party does not deliver a Response Notice within the Cure Period, the Triggering Party shall, at its sole option, *** of the conclusion of the Cure Period elect to either (i) to purchase the entirety of the Responding Party’s equity at the Per-Share Buy/Sell Price, or (ii) to sell the entirety of its equity to the Responding Party at the Per Share Buy/Sell Price.  The Parties shall thereupon effect a Closing of a sale or purchase in accordance with the provisions of Section pursuant to the terms of the preceding sentence.

(d)
Exercise.  The option provided for in this Section may be exercised with respect to all of the Local Country JV Entities, or it may be exercised with respect to any one or more of the Local Country JV Entities.

(e)
Closing.  The closing of a sale or purchase under this Section shall take place, and certificates representing all of the equity of the Selling Party, properly endorsed for transfer to the Purchasing Party, as well as all payments from the Purchasing Party shall have been delivered to the Selling Party *** after delivery of the Response Notice, the Cure Period Notice or the expiration of the Cure Period, as the case may be.

14.
Insurance.  PI will cause each Local Country JV Entity to obtain appropriate insurance policies (including liability insurance) in amounts and with coverages approved by Comverge.  Such policies of insurance will name PI and the PI Affiliates and Comverge and the Comverge Affiliates as additional named insureds.

15.
Publicity.   The Parties will consult with each other as to the form, substance, and timing of an initial press release or other initial public statement concerning this Master Agreement, the strategic alliance being created pursuant to this Master Agreement, or any Project.  Any press release or other public comment (including the initial press releases described above) by the Parties or by the Local Country JV Entities will be subject to the prior written approval of each of the Parties.  Each Party may make such disclosures as are necessary to comply with any applicable regulation or applicable law after making good faith efforts under the circumstances to consult in advance with the other Party.

16.
Consequential Damages.  In no event will any of the Parties or their respective Affiliates be liable for indirect, incidental, or consequential damages (including damages for loss of profits or loss of business opportunity) arising from this Master Agreement or its breach, even if such Party or Affiliate, or the officers, directors, employees, or agents of such Party or Affiliate, knew or have been advised of the possibility of such damages.

17.
Notice.  All notices, certificates, acknowledgements, reports, and other communications to a Party hereunder must be in writing and will be deemed duly delivered upon receipt at the address for such Party as follows, or to such other address as such Party may, by written notice provided in accordance with this Section 17 designate to the other.

(a)	Comverge, Inc.

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  Chief Financial Officer

with a copy to :

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  General Counsel

and

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: William G. Roche

(b)	Projects International, Inc.

888 17th Street NW
Suite 1250
Washington, D.C. 20006
Attention: Chief Financial Officer

18.
No Partnership.  This Master Agreement is not intended by the Parties to constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind, and the rights and obligations of the Parties will be only those expressly set forth in this Master Agreement.  No Party to this Master Agreement has the authority to bind the other.

19.
Assignment.  This Master Agreement may not be assigned or otherwise transferred by any Party in whole or in part, without express prior written consent of the other Parties.  The foregoing limitation on assignment will not apply to a Party’s change in its corporate name, merger with another corporation, or sale of substantially all of its assets to a third party.

20.
Amendment and Waiver.  This Master Agreement may not be amended or modified, nor will any waiver of any right under this Master Agreement be effective, unless set forth in a document executed by duly authorized representative(s) of all Parties.  The waiver of any breach of any term, covenant, or condition in this Master Agreement will not be deemed to be a waiver of such term, covenant, or condition for any subsequent breach of the same.

21.
Entire Agreement.  This Master Agreement and its Exhibits contain all of the agreements, representations, and understandings of the Parties and supersedes and replaces any and all previous understandings, commitments, or agreements, oral or written, related to the subject matter hereof.

22.
Unenforceability.  If any part, term, or provision of this Master Agreement is held void, illegal, unenforceable, or in conflict with any law of a federal, state or local government, by a court of competent jurisdiction, the validity of the remaining portions of provisions will not be affected thereby, and such portions will remain in full force and effect and be interpreted to give maximum effect to the Parties’ intentions under this Master Agreement.

23.	Governing Law. This Master Agreement and its enforcement will be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflict-of-law principles.

24. Consent to Jurisdiction, Etc

.  Each Party hereby irrevocably agrees that any legal dispute with respect to this Master Agreement, any Local Country JV Entity or any Project shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that they any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a legal dispute that is filed in accordance with this Section 24 is pending before a court, all actions, suits or proceedings with respect to such legal dispute or any other legal dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each Party hereby waives, and shall not assert as a defense in any legal dispute, that (a) such Party is not subject thereto, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such Party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 24 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.

25.	Costs and Expenses. Each Party will bear all costs and expenses incurred in connection with the preparation, negotiation and execution of this Master Agreement.

IN WITNESS WHEREOF, the Parties have executed this Master Agreement the day and the year of the latest date specified below:

COMVERGE, INC.

By:         /s/ Michael Picchi
Name: Michael Picchi
Title: EVP-CFO

Date:    June 11, 2010

PROJECTS INTERNATIONAL, INC.

By:          /s/ Peter Young
Name:    Peter Young
Title:      President

Date:     6/11/10

LIST OF EXHIBITS

EXHIBIT A                                DEFINED TERMS
EXHIBIT B                                LOCAL COUNTRY JV ENTITIES
EXHIBIT C                                TERRITORY
EXHIBIT D                                COMVERGE PRODUCTS AND SERVICES
EXHIBIT E                                CONFIDENTIALITY
EXHIBIT F                                TRADEMARK LICENSE

EXHIBIT A

TO MASTER JOINT VENTURE AGREEMENT

DEFINED TERMS

The following terms have the meanings specified below:

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by, or is under common control with respect to the first Person.  For this purpose, control means the ownership or control, directly or indirectly, of equity interests with more than 50% of the voting power with respect to a Person.

“Board” means the Board of Directors, Board of Managers or similar governing body of each Local Country JV Entity.

“Budget” means the initial budget approved and adopted by the Parties for a Project and each annual capital and operating budget for that Project, as thereafter approved in form and substance by each of Comverge and PI.

“Business” means the business of identifying, pursuing, contracting for, and executing demand response, smartgrid and energy efficiency projects in the Territory.

“Business Day” means any day on which banks in New York City, New York are required or permitted to be open for business.

“Change of Control Transaction” means (i) the merger, share exchange, reorganization or consolidation involving Comverge or any Comverge Affiliate which constitutes the sale of all or substantially all of the assets of the business of the Company and the Comverge Affiliates taken as a whole in which the stockholders of Comverge holding the right to vote with respect to matters generally immediately preceding such merger, share exchange, reorganization or consolidation (solely by virtue of their shares or other securities of Comverge or Comverge Affiliates) own less than fifty percent (50%) of the voting interests of the surviving corporation, (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), of all or substantially all of the assets of Comverge or the Comverge Affiliates taken as a whole, whether pursuant to a single transaction or a series of related transactions or plan, or (iii) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of capital stock of Comverge such that the stockholders of Comverge holding a majority of the voting power of the outstanding securities of Comverge immediately prior to such sale or transfer or series of transfers cease to hold a majority of the Company’s voting power after such sale or transfer or series of transfers.

“Competitive Business” means any business engaged in the development, distribution, marketing, sales or promotion of products or services that compete with the products and services offered by Comverge from time to time after the Effective Date in the ***.

“Comverge” means Comverge, Inc., a Delaware corporation.

“Comverge Affiliates” means any Affiliate of Comverge.

“Comverge Products and Services” means those hardware, software and services offerings which Comverge provides to its customers in the United States for various customer classes, including residential, retail, commercial and industrial.

“Country Group” means one of the four groups of countries identified in Section 3(a)(i), (ii), (iii) and (iv) respectively; that is, (a) ***, (b) the ***, (c) the ***, and (d) the ***.

“Cure Period” has the meaning specified in Section 13.

“Cure Period Notice” has the meaning specified in Section 13.

“Customer” means a party that enters into a Customer Contract with a Local Country JV Entity for the provision of Comverge Products and Services to such customer.

“Customer Contract” means any contract, agreement or arrangement entered into with a customer for the provision of products and/or services in connection with a Project.

“Effective Date” means the latest of the dates appearing on the signature page of this Master Agreement below the signatures of the Parties.

“Government Authority” means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

“Hiring Party” has the meaning specified in Section 10.

“Local Country JV Entity” has the meaning specified in Section 1.

“Megawatts” means the assumed reduction in electricity, as measured in wattage, reasonably determined by Comverge for the specific Projects, taking into account multiple variables, including the technology deployed, load targeted, customer class, geographic and weather conditions in the specific country, load reduction method, time and seasonal commitment of the load reduction.

“***” means the countries identified on Exhibit C (Territory) as the ***, as updated from time to time in accordance with this Master Agreement.

“***” means the countries identified on Exhibit C (Territory) as the ***, as updated from time to time in accordance with this Master Agreement.

“***” means the countries identified on Exhibit C (Territory) as the ***, as updated from time to time in accordance with this Master Agreement.

“***” means the countries identified on Exhibit C (Territory) as the ***, as updated from time to time in accordance with this Master Agreement.

“Party” means each of Comverge and PI, individually, and “Parties” means Comverge and PI, collectively.

“Per-Share Buy/Sell Price” has the meaning specified in Section 13.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated entity, Governmental Authority or other entity.

“Project” means the smart grid, demand response, energy efficiency, or renewable program, including an internal Megawatt calculation, resulting from the contractual relationship between a Local Country JV Entity and a Customer in the applicable Territory.

“PI” means Projects International, Inc., a District of Columbia corporation.

“PI Affiliates” means each Affiliate of PI and all of them, collectively.

“Qualifying Customer Contract” means a binding customer agreement in a country within that Country Group that (i) provides for a minimum of 100 Megawatts of delivered load reduction, (ii) has been approved by Comverge (which approval will not be unreasonably withheld or delayed), (iii) has received all required Governmental Authority and regulatory approvals, and (iv) is not subject to any conditions to its effectiveness.  Solely with respect to ***, a Qualifying Customer Contract means a binding customer agreement in a country within *** that (i) provides for ***, (ii) has been approved by Comverge (which approval will not be unreasonably withheld or delayed), (iii) has received all required Governmental Authority and regulatory approvals, and (iv) is not subject to any conditions to its effectiveness.

“Related Party Agreement” means any agreement, arrangement or understanding between the Local Country JV Entity and PI or a PI Related Person or any modification to any agreement, arrangement or understanding between a Local Country JV Entity and PI or a PI Related Person, or any enforcement or waiver of rights in relation to, or not comply with, any such agreement, arrangement or understanding.  For this purpose, a “PI Related Person” means any PI Affiliate or any shareholder, member, partner, officer, director, employee, consultant of PI or any PI Affiliate, or any relative of any of the foregoing, or any Person in which any of the foregoing own an equity interest, including any related person within the meaning of Statement of Financial Accounting Standard No. 6, as promulgated by the Financial Accounting Standard Committee of the Accounting Research and Development Foundation.

“Response Notice” has the meaning specified in Section 13.

“Responding Party” has the meaning specified in Section 13.

“Security” means a share or other interests in a Local Country JV Entity, any security or instrument convertible into such shares or interests, and any option or warrant to subscribe for any such shares or interests or convertible securities or instruments.

 “Subsidiary” means a person (other than an individual) of which another person owns or controls directly or indirectly more than 50% of the shares, capital or other equity interests or more than 50% of the voting power providing the holders thereof, ordinarily and generally in the absence of contingencies, the right to vote for the election of directors, managers or persons having similar rights and duties.

 “Termination Date” means the date on which this Master Agreement has terminated with respect to each of the Country Groups.

“Territory” means the countries included in the Country Groups identified in Exhibit C (Territory), as it may be amended from time to time in accordance with the provisions of this Master Agreement.

“Trademark License” means the Trademark License with Comverge, in the form attached as Exhibit F (Trademark License).

“Transaction Documents” means this Master Agreement, the Warrants, the Trademark License, and any of the constituent documents of a Local Country JV Entity (including articles, bylaws, partnership agreements, operating agreements, shareholder agreements and the like).

“Transfer” means to sell, transfer, assign or otherwise dispose of or deal with any legal or equitable interest in a Security.

“Triggering Notice” has the meaning specified in Section 13.

“Triggering Party” has the meaning specified in Section 13.

EXHIBIT B

TO MASTER JOINT VENTURE AGREEMENT

LOCAL COUNTRY JV  ENTITIES

A.	Approval Rights.

Each Local Country JV Entity will provide for the following approval rights for Comverge (that is, the approval of Comverge (or its designated representative) will be required for each of the following actions (or the failure to take any of the following actions) by the Local Country JV Entity:

(a)
Budget - adoption of the initial Budget for a Project or any amendment, repeal, modification or departure thereto or therefrom, and the adoption of an annual Budget for the Local Country JV Entity for its Project(s), or any amendment, repeal, modification or departure thereto or therefrom;

(b)	Changes to Constituent Documents - changes to the articles, regulations or other constituent or governing documents of the Local Country JV Entity;

(c)	Subsidiaries - establishing or dissolving a Subsidiary and/or approving or amending the constituent or governing documents of a Subsidiary;

(d)
Equity Structure - authorizing or issuing any Securities in any Local Country JV Entity or any of its Subsidiaries, or any right to acquire any of such Securities (including options, warrants or convertible securities), other than the issuance of equity ownership interests in a Local Country JV Entity of *** to PI or a PI Affiliate and *** to Comverge or a Comverge Affiliate, as contemplated under the Master Agreement, or any alteration to any of the rights attaching to any Securities of a Local Country JV Entity or any of its Subsidiaries;

(e)	Redemption of Securities - redemption of any Securities or rights to acquire any Securities;

(f)
Winding-Up - any proposal to cease to carry on the Business of the Local Country JV Entity or any material part of the Business of the Local Country JV Entity, or to wind-up or dissolve the Local Country JV Entity, or to voluntarily apply to a court for bankruptcy or reorganization or to appoint a liquidator or administrator to the Local Country JV Entity or to take advantage of any law providing for the relief of debtors in adverse financial circumstances in relation to the Local Country JV Entity;

(g)	Merger or Amalgamation - merging or amalgamating the Local Country JV Entity with any other Person;

(h)	Debt - incurring any indebtedness for borrowed money or issuing any debt securities or any change to the terms of such indebtedness for borrowed money or debt securities;

(i)	Asset Disposals - any sale, lease, exchange or other disposition or series of related sales, leases, exchanges or dispositions by the Local Country JV Entity of:

(i)	assets (including shares), except for:

(A)	***; or

(B)	as specified in the most recently approved Budget;

(ii)	all or a substantial part of the Business;

(j)
Customer Contracts - all Customer Contracts (including the terms and conditions of each such Customer Contract) to be entered into by the Local Country JV Entity, which approval will not be unreasonably withheld or delayed;

(k)	Dividends or Distributions - the declaration or payment of a dividend or other distribution by the Local Country JV Entity;

(l)	Related Party Agreements - any Related Party Agreement or amendment to a Related Party Agreement;

(m)	Accounting Principles - approve any material change in the accounting principles, policies or procedures applied by the Local Country JV Entity in relation to its accounts;

(n)	Accountants - the engagement or termination of accountants for the Local Country JV Entity;

(o)	Annual Financial Statements - approval of the annual financial statements for the Local Country JV Entity;

(p)	Change in the Business of the Local Country JV Entity - any change in the Business of the Local Country JV Entity; and

(q)	Appointment and Removal of CEO - the appointment, removal and replacement of the Chief Executive Officer of the Local Country JV Entity.

B.  Transfer of Interests in the Local Country JV Entity.

The governing documents of each Local Country JV Entity will provide that no Transfers of equity interests in the Local Country JV Entity will be permitted without the consent of the other Party, except as specifically contemplated in the Master Agreement.

C.  Termination of Supply Agreements.

The agreements between Comverge and the Local Country JV Entities pursuant to which Comverge provides Comverge Products and Services in support of Projects will provide that, if PI or a PI Affiliates acquires the interests of Comverge in the Local Country JV Entity, then Comverge will have the right to terminate such agreements at any time after the acquisition of such equity interests if PI or a PI Affiliate engages in a Competitive Business.

D.  Local Country JV Partners.

Comverge will have the right to approve any local country partners who are granted an interest in any Local Country JV Entity (or any of its Subsidiaries), and the terms and conditions applicable to such ownership.

E.  Deemed Approval.

If PI or the Chief Executive Officer of the Local Country JV Entity requests an approval required under this Exhibit in writing, and no response to such request is received by PI or the Chief Executive Officer of the Local Country JV Entity within ten (10) Business Days following receipt by Comverge of such request, then the requested approval will be deemed given by Comverge; except in the case of approval of an Annual Budget (in which case Comverge will have thirty (30) Business Days to respond to a requested approval).

EXHIBIT C

TO MASTER JOINT VENTURE AGREEMENT

TERRITORY

A.           ***

***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***
***

B.           ***

***
***
***

EXHIBIT C

TO MASTER JOINT VENTURE AGREEMENT

TERRITORY

C.           ***

***
***

D.           ***

***

EXHIBIT D

TO MASTER JOINT VENTURE AGREEMENT

COMVERGE PRODUCTS AND SERVICES

Price List

Certain products and services to be provided by Comverge, are set forth below.  ***.

***

***

EXHIBIT E

TO MASTER JOINT VENTURE AGREEMENT

CONFIDENTIALITY

1.           The Parties anticipate that it may be necessary to provide access to confidential and/or proprietary information to each other pursuant to this Master Agreement in connection with the delivery of Opportunity Notices, preparation of proposals with respect to Projects, preparation of Budgets and the execution of Projects (“Proprietary Information”).  The Party disclosing Proprietary Information is referred to as the “Disclosing Party”, and the party receiving Proprietary Information is referred to as a “Recipient”.  Proprietary Information must be clearly identified or labeled as such by the Disclosing Party at the time of disclosure.  Where concurrent identification of Proprietary Information is not feasible, the Disclosing Party will provide such identification as promptly thereafter as possible.

2.           Each of the Parties agrees that it must protect the confidentiality of the Disclosing Party’s Proprietary Information in the same manner as it protects its own proprietary information of like kind.  Disclosures of Proprietary Information must be restricted to those individuals who are directly participating in the preparation of the proposals for Projects or in the execution of Projects and other work related to the Business of the Local Country JV Entities.  The Parties will return all Proprietary Information of the Disclosing Party upon the earlier of a request by the Disclosing Party or upon termination of this Master Agreement, unless otherwise agreed in writing by the Disclosing Party (in its sole discretion).

3.           No Recipient may reproduce, disclose or use Proprietary Information of the Disclosing Party except (i) as necessary to perform its obligations under this Master Agreement or with respect to Customer Contracts, or (ii) as otherwise authorized in writing by the Disclosing Party (in its sole discretion).

4.           If a Recipient receives a subpoena or other validly issued administrative or judicial process requesting Proprietary Information of the Disclosing Party or Proprietary Information of a Customer which the Recipient has received from the Disclosing Party, the Recipient will provide prompt written notice to the other Party of such subpoena or other process.  The Party in receipt of process will thereafter be entitled to comply with such process to the extent permitted by law, so long as such Party uses good faith efforts to assist the Disclosing Party in obtaining a protective order or other applicable protection for such Proprietary Information.

5.           The limitations on reproduction, disclosure, or use of Proprietary Information will not apply to, and no party will be liable for, reproduction, disclosure, or use of Proprietary Information of the other if:

5.1           Prior to the receipt of the Proprietary Information under this Master Agreement, the information was developed independently by the Recipient, or was lawfully received from other sources without an obligation of confidence, including the Customer; or

5.2           Subsequent to receipt of the Proprietary Information under this Master Agreement, the information (i) is published or otherwise disclosed to others by the Disclosing Party without restriction, (ii) has been lawfully obtained from other sources by the Recipient, (iii) otherwise comes within the public knowledge or becomes generally known to the public without breach of this Agreement, or (iv) is independently developed by the Recipient.

EXHIBIT F

TO MASTER JOINT VENTURE AGREEMENT

FORM OF TRADEMARK LICENSE

[Attached]

COMVERGE, INC.

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (the “Agreement”), effective as of _____________, 2010, is by and between COMVERGE, INC., a Delaware corporation (“Comverge”) and PROJECTS INTERNATIONAL, INC., a District of Columbia corporation (“Licensee”).

BACKGROUND

COMVERGE and Licensee have entered into a Joint Venture Master Agreement, dated as of the date of this Agreement (the “Master Agreement”).  Under the Master Agreement, COMVERGE and Licensee have agreed to identify and jointly pursue Projects to provide demand response, smartgrid and energy efficiency projects to customers in the Territory (as defined in the Master Agreement).

COMVERGE is the owner by reason of applications and registrations thereof and the extensive use of various service marks, trademarks, company names, trade names, trade dress, and trading styles, as shown in Schedule A (the “COMVERGE Marks”).

Licensee desires to use the COMVERGE Marks in the conduct of the Business contemplated under the Master Agreement (the “Licensed Activities”).  Under the terms of the Master Agreement, COMVERGE agreed to provide to Licensee the license rights with respect to the COMVERGE Marks necessary to permit the conduct of the Business.

Capitalized terms used in this Agreement without definition have the meaning specified in the Master Agreement.

For and in consideration of the mutual promises, covenants and obligations set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.
COMVERGE hereby grants to the Licensee a non-exclusive, non-assignable, sublicensable, royalty-free license to use the COMVERGE Marks in the Territory solely in connection with the Licensed Activities.  “Territory” has the meaning specified in the Master Agreement.  This Agreement will continue in effect with respect to each of the Country Groups within the Territory for the period specified in Section 11 of the Master Agreement.   If a country is removed from the Territory in accordance with the provisions of the Master Agreement, then that country will automatically be deemed removed from the Territory under this Agreement.

2.
Licensee shall have the right to sublicense the COMVERGE Marks, which sublicense shall be subject to the terms and provisions of this Agreement, in accordance with the terms contained in this Agreement.  For any sublicense of the COMVERGE Marks, Licensee shall be responsible for ensuring that the sublicensee has confirmed in writing its acceptance of and agreement to comply with the terms of this Agreement prior to any use of the COMVERGE Marks by a sublicensee.  Any such sublicense will be subject to the prior written approval of COMVERGE, in its sole discretion.

3.
Licensee hereby acknowledges that COMVERGE is authorized to license the COMVERGE Marks, and that Licensee has not acquired any ownership interest in the COMVERGE Marks and will not acquire any ownership interests in the COMVERGE Marks by reason of this Agreement.  All use of the COMVERGE Marks by Licensee or its sublicensees shall be solely for the benefit of COMVERGE, and the goodwill accrued to Licensee or its sublicensees arising from use of the COMVERGE Marks shall accrue solely to COMVERGE.

4.
Licensee shall not perform any act, and shall use its best efforts not to permit any act to be done, that would or may impair the rights of COMVERGE in and to the COMVERGE Marks or jeopardize or invalidate any registration or any application for registration of the COMVERGE Marks by COMVERGE, nor perform any act that may assist or give rise to an application to remove any of the COMVERGE Marks from the Register or that may prejudice the right or title of COMVERGE to any of the COMVERGE Marks.

5.
Licensee agrees that it shall use the COMVERGE Marks without alteration or modification.  Licensee shall use the COMVERGE Marks in connection with the Licensed Activities in accordance with the instructions of COMVERGE and shall use the COMVERGE Marks with uniform quality which is satisfactory to COMVERGE or as specified by COMVERGE.  Licensee shall permit authorized representatives of COMVERGE to inspect and examine, during business hours upon reasonable notice, the offices and facilities of Licensee to review any items and advertisements bearing the COMVERGE Marks, at any time, so as to determine whether Licensee is conducting the Licensed Activities under the COMVERGE Marks consistent with the quality standards and specifications promulgated by COMVERGE.  COMVERGE may request samples of the items and advertisements at least on an annual basis (or more frequently, as determined by COMVERGE), and Licensee agrees to provide such samples to COMVERGE.  COMVERGE shall advise Licensee of any discrepancies in quality or adherence to specifications, and Licensee, upon receipt of such notification, hereby agrees to promptly correct any discrepancies to the satisfaction of COMVERGE.  Licensee shall bear the reasonable costs of such inspection or as mutually agreed upon by the parties hereto.

6.	Trademark Usage

A.	Licensee shall furnish to COMVERGE annually (or more frequently if requested by COMVERGE), a list of all sublicensees. Such list shall include the name and address of each sublicense.

B.	Licensee shall use the COMVERGE Marks in strict accordance with the latest version of the COMVERGE Branding Guidelines provided by COMVERGE, a copy of which Licensee acknowledges receipt.

C.
Upon termination of this Agreement, or upon transfer of any branded property to a third party for any reason (sale, destruction, grant), all COMVERGE-branded property must be fully neutralized of the COMVERGE brand, whereby Licensee must destroy all COMVERGE decals and other lettering.

7.
Licensee agrees and acknowledges that it will not adopt, use, or register any domain name, trademark, service mark, certification mark or other designation similar to, or containing in whole or in part, the COMVERGE Marks.  COMVERGE shall have the sole right to and in its sole discretion may commence, prosecute or defend and control any action concerning the COMVERGE Marks.

8.
Licensee agrees that it shall use its best efforts to monitor the use of the COMVERGE Marks by its sublicensees.  Licensee shall provide written notice to COMVERGE of any violation of this Agreement by a sublicensee within ten (10) Business Days of discovery of such violation.  Licensee shall take all reasonable steps to require its sublicensees to cease and desist any use of COMVERGE Marks that violates this Agreement.  If Licensee is not able to remedy the violation of this Agreement within one (1) month of the discovery of such violation, COMVERGE shall have the right to take any legal enforcement action it deems necessary to remedy the violation of this Agreement, and Licensee agrees to terminate the sublicense agreement with the offending sublicensee immediately.

9.	Licensee shall provide written notice to COMVERGE of any infringement of the COMVERGE Marks by any party of which Licensee becomes aware.

10.
COMVERGE may terminate this Agreement at any time, upon thirty (30) days’ notice to the Licensee.  In addition, if COMVERGE in its sole discretion believes that the COMVERGE Marks are being improperly used by Licensee, COMVERGE may immediately terminate this Agreement.

11.
Upon the expiration or termination of this Agreement for any reason whatsoever Licensee shall notify its sublicensees and both Licensee and sublicensees shall immediately cease any use of the COMVERGE Marks, or any depiction thereof, in any form and for any purpose whatsoever and shall immediately return to COMVERGE any advertising, promotional or printed materials bearing any the COMVERGE Marks.

12.
COMVERGE shall not be liable to Licensee or its sublicensees for damages, losses or expenses of any kind caused by or related to the non-renewal or termination of this Agreement, including (i) loss of prospective profits and (ii) expenses, investments and commitments incurred in connection with this Agreement.

13.
In the event of termination or non-renewal for any reason of this Agreement, Licensee shall cooperate fully with COMVERGE and shall not prevent or attempt to prevent or otherwise impede (whether through action or inaction) COMVERGE from operating in the Territory itself or through any other entity, or entering into a relationship, and working with, an entity other than Licensee or its sublicensees.  Licensee and its sublicensees shall not prevent or attempt to prevent any new service provider, distributor, or partner of COMVERGE from using any of the COMVERGE Marks or registering itself as a licensee of the COMVERGE Marks.

14.
The Parties agree that all questions as to validity, construction and performance of this Agreement shall be governed by the laws of the United States of America and the laws of the State of Delaware, applicable to contracts wholly to be performed in said state.  Subject to the terms of this section, the Parties further agree that all disputes which may arise under, out of or in connection with or in relation to this Agreement, which cannot be resolved by negotiation between the parties, shall be resolved in accordance with the provisions of Section 27 of the Master Agreement.

15.
COMVERGE and Licensee shall execute and do, and shall procure all other necessary persons to execute and do, all documents, acts and things as may be necessary or desirable for giving effect to this Agreement.

16.
Nothing herein contained shall be construed to place COMVERGE and Licensee in a relationship as partners, joint venturers, employer and employee, or principal and agent respectively, and Licensee shall have no power to obligate or bind COMVERGE in any manner whatsoever.

17.
Licensee shall have no right to make an assignment of this Agreement unless such assignment shall first be approved in writing by COMVERGE, in its sole discretion.  If any transfer of Licensee’s interest in this Agreement shall be made by sale of any part of Licensee’s business or assets or by execution or similar legal process, or if a petition is filed by or against Licensee to adjudicate Licensee a bankrupt or insolvent under the law, or if a receiver or trustee is appointed for the Licensee’s business or assets, or if a petition is filed by or against Licensee under any provision of law for a corporate reorganization or any arrangement with Licensee's creditors, or if in any manner the interest of Licensee under this Agreement shall pass to another by the operation of law, then, in any of said events Licensee shall be deemed to have committed a material breach of this Agreement and this Agreement shall terminate automatically.

18.
Any notices or other communications required to be given by either Party pursuant to this Agreement must be in writing and shall be considered to have been given (i) when received if personally delivered, (ii) on the date of transmission if sent by facsimile and confirmed by telephone and by electronic facsimile confirmation, or (iii) the next Business Day if sent via nationally recognized commercial delivery service.

A.	For the purpose of notices, the addresses of the Parties are as follows:

Comverge:

Comverge, Inc.
5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  Chief Financial Officer

with a copy to :

5390 Triangle Parkway
Suite 300
Norcross, Georgia 30092
Attention:  General Counsel

and

King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
Attention: William G. Roche

Licensee :
Projects International, Inc.
888 17th Street NW
Suite 1250
Washington, D.C. 20006
Attention: Chief Financial Officer

or to another person or address as either COMVERGE or Licensee may designate for itself by notice given to the other Party in the manner described above.

19.	Amendments to this Agreement or its Schedule may be made only by a written agreement and signed by each of the Parties.

20.	The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

21.
This Agreement and the Schedule attached hereto constitute the entire contract between the Parties with respect to the subject matter of this Agreement and supersede all previous oral and written agreements, contracts, understandings, and communications of the Parties in respect of the subject matter of this Agreement. The headings to Articles are for ease of reference only and shall have no legal effect.  As used in this Agreement, “including” means, in each instance, “including without limitation”.

22.
Failure or delay on the part of either Party to exercise any right, power, or privilege under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude exercise of any other right, power, or privilege.

23.
If any provisions of this Agreement are determined to be illegal or unenforceable in any respect, the Parties will use good faith efforts to agree upon the modifications to be made to this Agreement; provided, however, that if the Parties shall fail to agree, then this Agreement shall be considered divisible as to such provision, which shall be inoperative, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement on the dates indicated below.

COMVERGE, INC.

By:

Name:

Title:

Dated:

[NOTARY]

PROJECTS INTERNATIONAL, INC.

By:

Name:

Title:

Dated:

[NOTARY]

SCHEDULE A

COMVERGE MARKS

[List the marks to be licensed]